  Exhibit 99.1

Know Labs Announces Close of Financing
$14.2 Million for Product Development, Clinical Testing and Preparation for Up List to a Major Exchange

Seattle, WA. – March 15, 2021 - OTCQB: KNWN

Know Labs, Inc., an emerging leader in non-invasive medical diagnostics, through its proprietary electromagnetic energy technology platforms, announced today that it has closed on $14.2 million of financing. The financing was largely led by existing investors and insiders.

The financing is another step in the Company’s plans to up list on a major exchange, either NASDAQ or the NYSE, and supports continuing development and clinical testing on its platform technology with its first focus on non-invasive blood glucose monitoring, and future FDA approval. The current financing provides sufficient capital so that management can ensure product development stays on track and an up list to a major exchange is event driven rather than driven by a need for capital.

As previously stated, the Company believes an up list to a major exchange will:

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Provide additional opportunities to attract institutional and retail investors, allowing the Company to broaden its investor base in the United States and internationally;
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Increase the visibility of the Company, its growth strategy, accomplishments and results to date;
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Enable an aggressive growth strategy;
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Increase liquidity of the Company's common shares; and
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Raise the Company's overall profile and ultimately enhance shareholder value.

Product development and clinical testing remain focused on:

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Relationships with internationally recognized clinical research institutions to perform laboratory-based validation testing to confirm internal test results;
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Continued work on miniaturization of the Know Labs platform diagnostic technology, internal testing and refinement of the use of its trade secret algorithms for exacting determination of the platform’s first use in determining blood glucose levels;
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Expanding the Company’s Intellectual Property portfolio;
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Preparation for submitting the Know Labs technology to the FDA for approval of its non-invasive blood glucose monitoring technology; and
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Providing support to its Particle subsidiary as it launches its disinfecting light bulb into the marketplace.

About Know Labs, Inc.
Know Labs, Inc. is a public company whose shares trade under the stock symbol “KNWN.” The Company’s technology uses spectroscopy to direct electromagnetic energy through a substance or material to capture a unique molecular signature. The Company refers to its technology as Bio-RFID™. The Bio-RFID technology can be integrated into a variety of wearable, mobile or bench-top form factors. This patented and patent pending technology makes it possible to effectively conduct analyses that could only previously be performed by invasive and/or expensive and time-consuming lab-based tests. The first application of the Bio-RFID technology will be in a product marketed as a glucose monitor. Those wishing to stay up to date on the developments at Know Labs can subscribe to the Company’s YouTube channel at this link. For more information, visit the company’s website at www.knowlabs.co. The Know Labs subsidiary corporation, Particle, Inc., develops and markets Particle™ light bulbs that provide warm, white light and disinfectant light to safely kill germs and viruses, providing biosecurity in the home, school and office ecosystem. You can learn more about the Particle bulb at www.particlebulb.com.

Safe Harbor Statement
This release contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements appear in a number of places in this release and include all statements that are not statements of historical fact regarding the intent, belief or current expectations of Know Labs, Inc., its directors or its officers with respect to, among other things: (i) financing plans; (ii) trends affecting its financial condition or results of operations; (iii) growth strategy and operating strategy; and (iv) performance of products. You can identify these statements by the use of the words “may,” “will,” “could,” “should,” “would,” “plans,” “expects,” “anticipates,” “continue,” “estimate,” “project,” “intend,” “likely,” “forecast,” “probable,” “potential,” and similar expressions and variations thereof are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond Know Labs, Inc.’s ability to control, and actual results may differ materially from those projected in the forward-looking statements as a result of various factors. These risks and uncertainties also include such additional risk factors as are discussed in the Company’s filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended September 30, 2020, Forms 10-Q and 8-K, and in other filings we make with the Securities and Exchange Commission from time to time. These documents are available on the SEC Filings section of the Investor Relations section of our website at www.knowlabs.co. The Company cautions readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made.

Know Labs, Inc. Contact:
Jordyn (Theisen) Hujar
jordyn@knowlabs.co
Ph. (206) 629-6414